EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION
                                     OF
                                 NIKE, INC.

                       (as amended September 23, 2005)

     The following version of the Restated Articles of Incorporation of NIKE, Inc., an Oregon corporation (the "Corporation"), has been prepared for filing with the Securities and Exchange Commission and includes the amendments reflected in the Articles of Amendment filed with the Oregon Secretary of State on October 15, 1987, the Articles of Amendment filed with the Oregon Secretary of State on October 10, 1995 and the Articles of Amendment filed with the Oregon Secretary of State on September 23, 2005:

                                 ARTICLE I

     These Restated Articles of Incorporation supersede the previously existing Articles of Incorporation of NIKE, Inc. and all amendments thereto.

                                ARTICLE II

     The name of this Corporation is NIKE, Inc. and its duration shall be perpetual.

                                ARTICLE III

     The purposes for which this Corporation is organized are to engage in any lawful activity for which corporations may be organized under ORS Chapter 57.

                                ARTICLE IV

     The aggregate number of shares which the Corporation shall have the authority to issue is divided as follows:

     A.     175,000,000 shares of Class A Common Stock, no par value;

     B.     750,000,000 shares of Class B Common Stock, no par value;
and

     C.     300,000 shares of Preferred Stock, $1.00 par value.

     Immediately upon the filing of these Restated Articles of Incorporation with the Corporation Commissioner for the State of Oregon, each share of the Corporation's Common Stock, without par value, outstanding immediately prior to such filing shall become, without further action and without the necessity of transfer or exchange of any share certificates, 30 shares of the Corporation's Class A Common Stock, without par value, and the holders thereof shall be entitled to all of the rights and preferences of such class of stock as set forth in these Restated Articles of Incorporation.

     The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to herein as the "Common Stock." The designations, preferences, limitations and relative rights granted to or imposed upon the respective classes of the shares of capital stock and the holders thereof are as follows:

     A.     Preferred Stock, $1.00 par value
            ________________________________

            1.     Dividends.  The holders of Preferred Stock shall be
                   _________
entitled to receive dividends at the rate of $.10 per share per annum payable annually on May 31. Dividends shall be cumulative. Computation of the amount of dividends accrued in respect of a fraction of a year shall be on the basis of a 365-day year. In case dividends for any period are not paid in full, all shares of Preferred Stock shall participate ratably in the payment of dividends for such period in proportion to the full amount of such dividends for such period to which they are entitled. Unpaid dividends shall bear interest at the rate of 12 percent per annum. No dividend shall be declared or paid or set apart for payment in any fiscal year on the Common Stock or on any class of stock of the Corporation ranking as to dividends subordinate to the Preferred Stock, until all dividends for such fiscal year for all outstanding shares of Preferred Stock have been declared and paid, or set apart for payment, in full.

            2.     Voting Rights.  Except as otherwise expressly
                   _____________
required by law, shares of Preferred Stock shall not be entitled to vote on any matter submitted to shareholders, other than matters listed below:

                  (a) Sale of all or substantially all of the assets of the Corporation or any of its subsidiaries.

                  (b)   Merger, consolidation, liquidation or
dissolution of the Corporation.

                  (c) Sale or assignment of the "NIKE" trademark for athletic shoes sold in the United States.

     On any of the foregoing matters or on any matters as to which voting of the Preferred Stock shall be expressly required by law, such stock shall be entitled to one vote per share, and it shall vote as a separate class.

     If any such matter is submitted for approval by Preferred
Shareholders and is not approved by the holders of more than 66-2/3 percent of the shares of Preferred Stock outstanding, the Corporation and the holders of Preferred Stock shall have the following rights and obligations:

                 (a) Holders of Preferred Stock voting against the action may require the Corporation to redeem all of its shares of Preferred Stock by giving written notice to the Corporation and stating that the shares of Preferred Stock shall be redeemed by the Corporation on a specified date, which may not be less than 60 days from the date of the notice. The redemption price shall be $1.00 per share, plus accrued dividends and interest, if any.

                 (b) The Corporation may redeem any or all of the shares of Preferred Stock voting against the action by giving written notice to the holders of Preferred Stock and stating in such notice that the shares of Preferred Stock shall be redeemed by the Corporation on a specified date, which may not be more than 60 days from the date the notice is given. The redemption price shall be $1.00 per share, plus accrued dividends and interest, if any.

     3.     Liquidation.  The holders of Preferred Stock shall be
            ___________
entitled to receive, before any payment or distribution of the assets of the Corporation, whether capital or surplus, shall be made to or set apart for the holders of the Common Stock or any other series or class of stock ranking junior to such Preferred Stock as to rights upon liquidation, dissolution or winding up of the affairs of the Corporation, voluntarily or involuntarily, $1.00 per share, together with all dividends declared and unpaid thereon to the date of final distribution, and no more. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation distributable among the holders of Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets shall be distributed among such holders ratably in proportion to the full amounts which would be payable on said shares if all amounts payable thereon were paid in full. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

     4.     Redemption by the Corporation.  The Corporation, at its
            _____________________________
option, may redeem shares of Preferred Stock in any one or more of the following situations:

            (a) The Corporation may redeem all, but not less than all, of the shares of Preferred Stock by giving written notice to the holders of Preferred Stock and stating in such notice that the shares of Preferred Stock shall be redeemed by the Corporation on a specified date which shall not be more than 90 days from the date the notice is given. The redemption price shall be $1.00 per share, plus accrued dividends and interest, if any. At the time of any redemption under this paragraph A.4.(a) of Article IV, in addition to paying the redemption price, the Corporation shall repay the entire indebtedness owed by the Corporation to the holders of Preferred Stock.

            (b) If a holder of Preferred Stock desires to sell or transfer the Preferred Stock (to any person other than Nissho Iwai Co., Ltd. or one of its subsidiaries), the Corporation may redeem the Preferred Stock proposed for sale. The redemption price shall be $1.00 per share, plus accrued dividends and interest, if any.

                 (i) In the event of a proposed sale or transfer, the holder of Preferred Stock shall notify the Corporation of its intention to sell or transfer the Preferred Stock and provide the Corporation with the name of the proposed transferee and the terms of the transfer. If the Corporation chooses to exercise its right to redeem, the Corporation shall give the holder of Preferred Stock written notice of its intention to redeem within 15 days from the date the Corporation receives notice of the holder's proposed sale or transfer. Any such redemption notice by the Corporation will provide for redemption no more than 60 days from the time such redemption notice is given by the Corporation to the holder of Preferred Stock.

                (ii) If a holder of Preferred Stock sells or transfers Preferred Stock, any transferee shall be subject to the redemption rights set forth in these Articles.

          (c) In the event that the Supply Agreement executed by the Corporation and Nissho Iwai American Corporation on October 7, 1976, is terminated by either party, the Corporation may redeem by giving written notice to the holders of the Preferred Stock and stating in such notice that the shares of Preferred Stock shall be redeemed on a specified date which shall not be more than 60 days from the date such notice is given. The redemption price shall be $1.00 per share, plus accrued dividends and interest, if any.

     Notice of any proposed redemption of shares of Preferred Stock shall be given by the Corporation by mailing a copy of such notice to the holders of record of the shares to be redeemed, at their respective addresses as appearing on the books of the Corporation.

     5.     Redemption by Holder.  In the event that the Supply
            ____________________
Agreement executed by the Corporation and Nissho Iwai American Corporation on October 7, 1976, is terminated by either party, the holders of the Preferred Stock may redeem by giving written notice to the Corporation and stating in such notice that the shares shall be redeemed on a specified date which shall not be less than 60 days from the date such notice is given. The redemption price shall be $1.00 per share, plus accrued dividends and interest, if any.

     B.     Class A Common Stock and Class B Common Stock.
            _____________________________________________

           1. Voting Rights. Subject to the rights granted herein to the Preferred Stock, the holders of the Common Stock shall possess all of the voting power of the capital stock of this Corporation. All such shares shall have one vote per share and shall vote together as one class except as provided in this Article IV, Section B, subsection 1, or as may otherwise be required by law.

     At any time that the number of outstanding shares of the Class B Common Stock shall equal or exceed 25 percent of the total outstanding shares of Common Stock, determined as of the record date established for the purpose of determining shareholders entitled to vote, the shares of the Class A and Class B Common Stock shall vote separately for the purpose of electing directors. At any such time, the holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect a number of directors equal to 25 percent (rounded up to the nearest whole number) of the total number of authorized directors. The holders of the Class A Common Stock, voting as a separate class, shall elect all remaining members of the Board of Directors. The two classes shall continue to vote separately for the election of directors as long as the outstanding shares of the Class B Common Stock represent 25 percent or more of the total outstanding Common Stock.

     Without regard to the above provisions relating to class voting for directors, if at any time the number of outstanding shares of the Class
A Common Stock shall be less than 12.5 percent of the total outstanding Common Stock, the holders of the Class B Common Stock shall continue to elect, voting as a separate class, 25 percent (rounded up to the nearest whole number) of the total number of authorized directors, and the holders of the Class A Common Stock and the holders of the Class B
Common Stock shall elect all remaining members of the Board of Directors, voting together as a single class.

     In any vote for the removal of a director from office, the shares of the Class A and Class B Common Stock shall vote together and as one class, except that a director elected by the vote of either the Class A Common Stock or the Class B Common Stock, voting separately as a class, or a director appointed to fill the vacancy left by a director who was elected by separate class vote, may be removed from office only upon the affirmative vote of the holders of a majority of the outstanding shares of the class which elected him or his predecessor.

     Nothing within this Article IV concerning voting rights is intended to modify or otherwise affect the voting provisions which are contained in Article VI of these Restated Articles of Incorporation, as amended.

     2.     Conversion Rights of the Class A Common Stock.
            _____________________________________________

            Subject to the following terms and conditions, each share of Class A Common Stock shall be convertible into a fully paid and nonassessable share of the Class B Common Stock. At the option of the respective holders, up to 1,017,000 shares of Class A Common Stock which will be outstanding upon the filing with the Oregon Corporation Commissioner of these Restated Articles of Incorporation shall be convertible at any time, and all remaining shares shall be convertible at any time from and after the 90th day following the effective date under the Securities Act of 1933 of the Corporation's Registration Statement filed with the Securities and Exchange Commission in October 1980. The conversion ratio shall be one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion. Such conversion rights shall include and be subject to the following:

            (a) Conversion may be affected as to all or any whole number of shares evidenced by any certificate for shares of Class A Common Stock upon surrender of such certificate to the Corporation at its principal office or to such agent or agents as may be designated by the Board of Directors. Shares so surrendered for conversion shall be accompanied by written evidence of the holder's election to convert such shares and (if so requested by the Corporation) accompanied by an instrument of transfer, in form satisfactory to the Corporation, duly executed by the holder of his duly authorized attorney.

           (b) As promptly as practicable after the surrender of the shares for conversion in the manner herein provided, the Corporation shall deliver or cause to be delivered to the holder of the shares so surrendered, certificates representing the number of fully paid and nonassessable shares of the Class B Common Stock of the Corporation into which such shares of Class A may be converted together with (if the certificate for the shares of Class A surrendered includes shares which are not being converted) certificates representing the number of shares of Class A Common Stock not then being so converted. Such conversion shall be deemed to have been made as soon as the shares of the Class A Common have been surrendered for conversion in the manner herein provided, so that the rights of the holder of the shares of Class A Common so surrendered shall cease at such time and the person entitled to receive the Class B Common Stock upon such conversion shall be treated for all purposes as having become the record holder of such shares of Class B Common Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of the Corporation shall be closed or after the record date shall have been set shall be effective to constitute the person or persons entitled to receive the shares of Class B Common Stock upon conversion of their shares of Class A Common Stock as the record holder or holder of such shares of Class B Common Stock on such date, but rather such shares shall retain the rights of Class A Common Stock until after the event for which the record date was set or the transfer books were closed.

           (c) The Corporation shall at all times reserve and keep available for issue upon the conversion of the Class A Common Stock such number of its authorized but unissued shares of Class B Common Stock as will be sufficient to permit the conversion of all outstanding shares of the Class A Common Stock.

           (d) In the case of any reclassification of the outstanding shares of the Class B Common Stock, or in the case of any consolidation or merger of the Corporation with or into another corporation, the result of which is that shares of Class B Common Stock become convertible into or entitled to receive securities or other property different from that which shares of Class A Common Stock then outstanding shall have the right thereafter to convert any of such shares into the kind and amount of shares of stock and other securities which a holder of that number of shares of the Class B Common Stock into which such shares are convertible received or is entitled to receive.

           (e) At no time shall the record date be set for any vote by the shareholders of the Corporation upon any merger, consolidation, sale of substantially all of the assets of the Corporation or any other event which under the Oregon Business Corporation Act is required to be submitted to the shareholders for a vote without first providing not less than 10 days' prior written notice of such date and event to the registered holders of the Class A Common Stock as shown on the books of the Corporation, if as a part of such transaction the shares of the Class B Common Stock are to be treated differently or to be entitled to different rights than the shares of the Class A Common Stock.

     3.     Other Rights.  All rights to which holders of capital stock
            ____________
are entitled and which are not expressly granted to the Preferred Stock under this Article are reserved to and vested in the Common Stock. In all respects other than voting, which rights are set forth hereinabove, the shares of the Class A and the Class B Common Stock shall have identical rights, provided that no stock dividend, stock split or other issuance of shares by the Corporation without consideration shall without express authorization of the Board of Directors result in the shares of one class of stock becoming entitled to receive shares of the other. No stock dividend, stock split or other issuance of shares without consideration shall be effected by the Corporation with respect to either class of Common Stock except such action as shall affect both classes of stock ratably on a share-for-share basis. There shall be no preference between shares of Class A Common Stock and shares of Class B Common Stock with respect to dividends or the rights to proceeds upon liquidation, dissolution or the winding up of the affairs of the Corporation.

                               ARTICLE V

     The authorized number of directors of the Corporation shall be seven, provided that such number may be increased (or decreased to not less than 5) by resolution of the Board of Directors. Vacancies on the Board may be filled by the affirmative vote of the remaining directors, including any vacancy created by an increase in the number of directors, provided that no vacancy created by the resignation, removal from office or death of a director who was elected by a separate class vote of the Common Stock shall be filled by the Board of Directors, except upon the affirmative vote of a majority of the remaining directors similarly elected by such class. If none shall be remaining, the vacancy shall be filled by the remainder of the directors.

                              ARTICLE VI

     A. The affirmative vote of the holders of not less than 80 percent of all outstanding Common Stock, voting as one class, shall be required for the approval or authorization of any "business combination" (as hereafter defined) with any person or entity which, as of the record date for the determination of the shareholders entitled to notice thereof and to vote thereon, is the beneficial owner of 10 percent or more of the outstanding Common Stock of the Corporation. Any such 80 percent vote in order to constitute due and valid authorization under this Article must include not less than 50 percent of the Common Stock held by persons other than the person or entity interested in such transaction.
     B.     The term "business combination" shall mean
            1. any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other person or entity;
            2. the sale of substantially all of the assets of the Corporation to any other person or entity; or
            3. any other transaction with such person or entity for which approval of the shareholders of this Corporation is required by law or by any agreement between the Corporation and any national securities exchange.
     C. The foregoing voting requirements shall not be applicable to any business combination approved by resolution of the Board of Directors prior to any such shareholder vote, provided that the resolution received the affirmative vote of a majority of the directors elected at the most recent annual meeting of shareholders (including any replacements for such directors who were appointed by the board), or to any business combination solely between the Corporation and any other corporation or entity in which 50 percent or more of the voting stock or interest is owned by the Corporation.
     D. Beneficial ownership for purposes of this Section shall be deemed to include all shares which would be determined to be beneficially owned (whether directly by such person or entity or indirectly through any affiliate or otherwise) under Rule 13d-3 of the Securities and Exchange Commission as in effect on the date of filing of these Restated Articles of Incorporation with the Oregon Corporation Commissioner as well as all shares of the Corporation which the other entity has the right to acquire, pursuant to any agreement or otherwise.
     E. The determination of whether a proposed business combination is within the scope of this Article VI, including without limitation, the determination of whether such other party beneficially owns 10 percent or more of the outstanding Common Stock of the Corporation for purposes of this Article VI, shall be made by the Board of Directors. Such determination shall, if made in good faith, be binding upon all parties.
     F. The shareholder vote, if any, required for any business combination not expressly subject to the supermajority voting provisions of this Article VI shall be such vote as may otherwise be required by applicable law.

                             ARTICLE VII

     Articles V and VI, and this Article VII, of these Restated Articles of Incorporation may not be amended except upon the affirmative vote of 80 percent of the outstanding Common Stock.

                            ARTICLE VIII

     A. The Corporation shall have the power to indemnify to the fullest extent not prohibited by law any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative, formal or informal, internal or external or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

     B. To the fullest extent not prohibited by law, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this Article VIII, nor the adoption of any provision of these Restated Articles of Incorporation inconsistent with this Article VIII, nor a change in the law, shall adversely affect any right or protection that is based upon this Paragraph B and pertains to conduct that occurred prior to the time of such amendment, repeal, adoption or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Paragraph B unless the change in the law specifically requires such reduction or elimination. If the Oregon Business Corporation Act is amended after this Article VIII becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent not prohibited by the Oregon Business Corporation Act as so amended.

                            ARTICLE IX

     (1) No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:
            (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or
            (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
            (c) The contract or transaction is fair and reasonable to the Corporation.
     (2) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes or ratifies such contract or transaction.
     This Article shall not invalidate any contract or other transaction which would otherwise be valid under applicable law.

                             ARTICLE X

     No holder of any class of stock of the Corporation now or hereafter authorized shall have any preemptive or preferential right of subscription to or otherwise be entitled to acquire any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligation convertible or exchangeable into stock of the Corporation, or any right, option or warrant of subscription to any of the foregoing, other than such, if any, as may be specifically authorized by, pursuant to the authority hereby given, the Board of Directors.

                            ARTICLE XI

     The stated capital of the Corporation at the time of the adoption of these Restated Articles of Incorporation is $489,000.